UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 31, 2013

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 31, 2013, Mitel Networks Corporation (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). As of the June 11, 2013 record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 53,702,749 shares of the Company’s common stock were outstanding and eligible to vote. A total of 45,895,079 shares voted in person or by proxy at the Annual Meeting. The results of the matters voted on by shareholders at the Annual Meeting are as follows:

	Number of Shares			Percentage of Votes Cast
	Voted For	Withheld from Voting(1)	Broker Non-Votes	Voted For	Withheld from Voting(1)
1. Election of Directors – Elected

Each of the directors listed as nominees in the management proxy circular dated June 20, 2013 were elected directors of the Corporation until the next Annual Meeting.

Dr. Terence H. Matthews	39,271,250	22,177	6,601,652	99.94%	0.06%

Richard D. McBee	39,272,008	21,149	6,601,652	99.95%	0.05%

Benjamin H. Ball	39,243,965	49,462	6,601,652	99.87%	0.13%

Peter D. Charbonneau	39,269,628	23,799	6,601,652	99.94%	0.06%

Jean-Paul Cossart	39,269,628	23,799	6,601,652	99.94%	0.06%

Andrew J. Kowal	39,253,949	49,478	6,601,652	99.87%	0.13%

Henry L. Perret	39,268,480	24,947	6,601,652	99.94%	0.06%

John McHugh	39,268,747	24,680	6,601,652	99.94%	0.06%

2. Appointment of Auditors – Passed

Deloitte & Touche LLP was appointed auditor of the Corporation.	45,869,452	25,627	0	99.94%	0.06%

(1)	As the vote for each motion was taken by a show of hands, the number of votes disclosed reflects only those proxies received by management in advance of the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2013

MITEL NETWORKS CORPORATION

By:	/s/ Todd Richardson
Name: Todd Richardson Title: Vice President of Finance and Corporate Controller